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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Commission

        Date of Report (Date of earliest event reported): April 17, 2000


                                HADCO CORPORATION
             (Exact name of Registrant as specified in its charter)


        MASSACHUSETTS                0-12102                     04-2393279
(State or other jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)              Identification No.)

                     12A MANOR PARKWAY, SALEM, NEW HAMPSHIRE
                    (Address of principal executive offices)

                                      03079
                                   (Zip Code)

                                 (603) 898-8000
               Registrant's telephone number, including area code
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On April 17, 2000, Hadco Corporation, a Massachusetts corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, Sanmina Corporation, a Delaware corporation ("Sanmina"), and SANM Acquisition Subsidiary, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Sanmina (the "Merger Sub"), providing for the merger of Merger Sub with and into the Company (the "Merger"), after which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and a wholly-owned subsidiary of Sanmina.

         In the Merger, all outstanding shares of Common Stock, par value $.05 per share, of the Company shall each be converted into the right to receive 1.40 shares of Common Stock, par value $.01 per share, of Sanmina (the "Sanmina Common Stock"). If the average last reported sale price of Sanmina's Common Stock during the 20 trading days ending on the third trading day prior to the date of the meeting of the Company's stockholders (the "Stockholders Meeting") to approve the Merger and the Agreement is less than $40.00 per share (subject to adjustments for stock splits, stock dividends, combinations and the like), the Company may terminate the Agreement, subject to Sanmina's right to increase the exchange ratio to $56.00 divided by the average last reported sale price of Sanmina's Common Stock during the 20 trading days ending on the third trading day prior to the date of the Stockholders Meeting. The Agreement provides for a mutual termination fee of $23.87 million in the event that either party terminates the Agreement under certain circumstances. In addition, the Company has granted Sanmina an option to purchase 19.9% of the outstanding shares of the Company, which is exercisable only upon certain events. The consummation of the Merger is subject to various conditions precedent, including approval of the stockholders holding two-thirds of the outstanding Common Stock of the Company and various state and Federal regulatory agencies, as well as other customary conditions. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a pooling of interests for financial accounting purposes in accordance with generally accepted accounting principles. The Agreement is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.

         Horace H. Irvine, II, the Company's Chairman of the Board of Directors and certain trusts for Mr. Irvine's benefit, collectively holders of approximately 5% of the outstanding Company Common Stock, and all the other Directors of the Company and certain officers of the Company, collectively holders of approximately 1% of the outstanding Company Common Stock, have agreed to vote in favor of the approval of the Merger and the Agreement. The stockholders agreement is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

ITEM 5. OTHER EVENTS

         The Company held a meeting of the Board of Directors on April 17, 2000 at which the Company was authorized to enter into Amendment No. 3, dated as of April 17, 2000 (the "Amendment"), to the Rights Agreement, dated as of August 22, 1995 between the Company and The First National Bank of Boston, as amended by Amendment No. 1 dated March 18, 2000
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and as amended by Amendment No. 2 dated March 28, 2000. A copy of the Amendment is attached as Exhibit 99.3 hereto and is hereby incorporated by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         Exhibit No.     Description
         -----------     -----------
         2.1             Agreement and Plan of Merger dated as of April 17, 2000 by and among Hadco
                         Corporation, SANM Acquisition Subsidiary, Inc. and Sanmina Corporation.

         99.1            Press Release of Sanmina Corporation dated April 17, 2000.

         99.2            Stockholders Agreement dated as of April 17, 2000 among Sanmina Corporation, a
                         Delaware corporation, and certain stockholders of Hadco Corporation, a
                         Massachusetts corporation, listed thereto.

         99.3            Amendment No. 3, dated as of April 17, 2000, to the Rights Agreement, dated as of August 22, 1995 between Hadco Corporation and The First National Bank of
                         Boston, as amended by Amendment No. 1 dated March 18, 2000 and as amended by
                         Amendment No. 2 dated March 28, 2000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HADCO CORPORATION


April 17, 2000                               By: /S/ F. Gordon Bitter
                                                --------------------------------
                                                  F. Gordon Bitter
                                                  Senior Vice President and
                                                  Chief Financial Officer
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                                  EXHIBIT INDEX

Exhibit No.              Exhibit
-----------              -------
         2.1             Agreement and Plan of Merger dated as of April 17, 2000 by and among Hadco
                         Corporation, SANM Acquisition Subsidiary, Inc. and Sanmina Corporation.

         99.1            Press Release of Sanmina Corporation dated April 17, 2000.

         99.2            Stockholders Agreement dated as of April 17, 2000 among Sanmina Corporation, a
                         Delaware corporation, and certain stockholders of Hadco Corporation, a
                         Massachusetts corporation, listed thereto.

         99.3            Amendment No. 3, dated as of April 17, 2000, to the Rights Agreement, dated as of August 22, 1995 between Hadco Corporation and The First National Bank of
                         Boston, as amended by Amendment No. 1 dated March 18, 2000 and as amended by
                         Amendment No. 2 dated March 28, 2000.